United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2011

BofI Holding, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51201	33-0867444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12777 High Bluff Drive, Suite 100, San Diego, CA 92130
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 7, 2011, BofI Holding, Inc. (the “Company”) entered into an underwriting agreement with B. Riley & Co., LLC in connection with an underwritten public offering of 750,000 shares of the Company’s common stock pursuant to a shelf registration statement (File No. 333-163339) filed by the Company with the Securities and Exchange Commission which became effective as of January 7, 2010, as supplemented by the prospectus supplement filed on December 9, 2011 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended. The shares were offered at a price to the public of $16.00 per share. The Company has granted the underwriter a 30-day option to purchase, at the public offering price, up to 112,500 additional shares of common stock. The underwriter has notified the Company of its intention to exercise the option in full.

The net proceeds to the Company from this offering, including the shares to be purchased under the additional share option, are expected to be approximately $13,368,750, after deducting the underwriting discount but before deducting other estimated offering expenses payable by the Company. The Company anticipates using the net proceeds from the offering primarily for general corporate purposes and possible future acquisitions and growth opportunities.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company and the underwriter, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01.	Regulation FD Disclosure

On December 7, 2011, the Company issued a press release announcing the pricing of the public offering discussed above in Item 1.01. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement dated December 7, 2011

99.1	Press Release dated December 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI Holding, Inc.

By:	/s/ Andrew J. Micheletti
Name:	Andrew J. Micheletti
Title:	Chief Financial Officer

Date: December 12, 2011

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